EXHIBIT 10.44

RENEWAL OF LAW FIRM ENGAGEMENT

AGREEMENT

This Agreement (this “Agreement’) entered into in the City of Jacksonville and State of Florida between Stein Mart, Inc., a Florida corporation and its divisions, subsidiaries and affiliates (the “Company”), and KIRSCHNER & LEGLER, P.A. (which, together with its president, Mitchell W. Legler, “Legler”, and with Legler and Kirschner & Legler, P.A. collectively called the “Firm”), is made as of April 1, 2017 (the “Effective Date”).

Background

The parties entered into a Law Firm Engagement Agreement dated April 1, 2011 as renewed effective April 1, 2015 (the “Existing Agreement”) which expires by its terms on March 31, 2017. The parties wish to renew the Existing Agreement on the terms provided below.

In consideration of the promises and mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:

SECTION 1.            TERM OF ENGAGEMENT

(a)      Term. Section I (a) of the Existing Agreement is hereby modified to read in its entirety as follows: “The Company agrees to employ the Firm, and the Firm agrees to be employed by the Company, for a period of two (2) year(s) beginning on the April 1, 2017 and ending on March 31, 2019 (the “Term”).”

(b)      Compensation. Section 4(a) of the Existing Agreement remains unchanged thereby maintaining the annual compensation at $200,000.

SECTION 2.            RATIFICATION

(a)      Agreement Continuing. Except as expressly modified as provided above, the Existing Agreement shall continue in full force and effect.

(b)      Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Firm have executed this Agreement effective as of the Effective Date.

STEIN MART, INC.	KIRSCHNER & LEGLER, P.A.

/s/ D. Hunt Hawkins	/s/ Mitchell W. Legler
D. Hunt Hawkins	Mitchell W. Legler